PROMISSORY NOTE


                                                         Cripple Creek, Colorado
$705,000.00                                                         June 2, 1998


     This PROMISSORY NOTE (this "Note") is executed this 2nd day of June, 1998, by Century Casinos, Inc., a Delaware corporation ("Maker"), whose address is 200-220 East Bennett Avenue, Cripple Creek, Colorado 80813, in favor of James A. Gulbrandsen ("Holder"), whose legal address is 30 Clermont Lane, St. Louis, Missouri 63124.

     Promise to Pay. For value received, Maker hereby promises to pay to the order of Holder the principal sum of $705,000.00Amount, together with interest thereon at a rate equal to 8.75% per annum ("Interest Rate"), all in lawful money of the United States of America which constitutes legal tender for payment of debts, public and private, at the time of payment.

     Maturity Date. The "Maturity Date" shall mean July 1, 2001.

     Payment Schedule. Payments of interest and principal for a total of $8,050.00 shall be payable monthly beginning on July 1, 1998 through and including June 1, 2001 in accordance with Exhibit 1. Additional principal payments shall be made as follows:

              August 1, 1998                            $75,000
              October 1, 1998                           $75,000
              January 1, 1999                           $75,000
              April 1, 1999                             $50,000
              July 1, 1999                              $50,000

The entire remaining outstanding principal balance of this Note together with all accrued but unpaid interest, shall, if not previously paid, be finally due and payable on the Maturity Date.

     Prepayment Privilege. Maker shall have the right to prepay this Note at any time prior to the Maturity Date without penalty.

     Application of Payments. All payments hereunder shall be applied first to the payment of accrued and unpaid interest on the principal of this Note, including interest accrued at the Default Rate as hereinafter provided, and second to the reduction of principal of this Note.

     Default. Each of the following shall constitute an "Event of Default" under this Note:

     The failure of Maker to pay in full any amount due hereunder by the date the same is due, as provided herein, and such failure shall continue for 10 days



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after written notice from Holder to Maker of such failure, or Maker's failure to pay in full any amount due hereunder upon maturity of this Note, by acceleration or otherwise; or

     The failure of Maker to perform, satisfy and observe in full, when due, any of the obligations, covenants, conditions and restrictions under this Note, not involving the payment of money, and such failure shall continue for 30 days after written notice from Holder to Maker of such failure, or if said failure cannot reasonably be cured within said 30-day period, Maker shall not have pursued the cure with reasonable diligence and shall not have cured such failure within a reasonable time after the written notice from Holder to Maker described above.

     Right to Accelerate on Event of Default. Upon the occurrence of any Event of Default hereunder, the Interest Rate on the principal amount of this Note then due and payable shall accrue at 12% per annum ("Default Rate"), and the entire balance of principal, accrued interest, and any other sums owing hereunder shall, at the option of Holder, become at once due and payable without prior notice or demand.

     Waivers of Demand, etc. Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, and consent to extensions of time for payment, renewals of this Note and acceptance of partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without affecting their liability to Holder.

     Costs of Collection. Maker and all parties now or hereafter liable for the payment hereof agree jointly and severally to pay all costs and expenses, including reasonable attorneys' fees, incurred in collecting this Note or any part thereof.

     No Usury Payable. The provisions of this Note and of all agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the Loan Amount ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, or if no principal shall be outstanding, be paid over to Maker) and not to the payment of Interest.

     Severability of Provisions. If any provision hereof shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the instrument in which such provision is contained, the application of the provision to other persons, entities or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

     Successors to Maker or Holder. The term "Maker" as used herein shall include the original maker of this Note and any party who may subsequently


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


become primarily liable for the payment hereof. The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred, the then holder of this Note, provided that, until written notice is given to Maker designating another party as Holder, Maker may consider the Holder to be the original payee or the party last designated as Holder in a written notice to Maker.

     Notices. All notices, consent or other instruments or communications provided for under this Note shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when actually delivered and received or three business days after mailed, if sent by registered or certified mail, postage prepaid, to the address set forth in the first paragraph of this Note, or to such other address as a party may designate by written notice to the other party.

     Captions for Convenience. The captions to the Sections hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

     Governing Law. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of Colorado.

                                     MAKER:

                                     CENTURY CASINOS, INC.



                                     By: /s/ Norbert Tuefelberger
                                             -----------------------------------
                                       Name: Norbert Tuefelberger
                                      Title: Director and Secretary


179276.1

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                          Exhibit 1 to Promissory Note
                  Issued by Century Casinos to Jim Gulbrandsen

TOTAL COMPENSATION:                            $780,000
Cash Payment      At Closing     ($75,000)
                      1-Aug-98   ($75,000)                  Principal
                      1-Oct-98   ($75,000)                   Pmts in
                      1-Jan-99   ($75,000)                     1998      172,205
                      1-Apr-99   ($50,000)                     1999      239,473
                      1-Jul-99   ($50,000)                     2000       73,849
                               ------------                    2001      219,473
                                             ($400,000)              -----------
                                                                         705,000
Loan amount:          $705,000
Interest                 8.75%
Fixed Payments of:                   8,050 per month
Balloon               $180,063 after 3 years, due July 1, 2001


                       YEAR 1       YEAR 2      YEAR 3                 TOTAL
                    -------------------------------------           ------------
     Princ            327,098      120,699      77,140                524,937
     Interest          44,502       25,901      19,460                 89,863
                    -------------------------------------           ------------
     Total            371,600      146,600      96,600                614,800


Monthly calculation  1-Jul-98 1-Aug-98 1-Sep-98 1-Oct-98 1-Nov-98 1-Dec-98 1-Jan-99 1-Feb-99 1-Mar-99 1-Apr-99  1-May-99 1-Jun-99
-------------------------------
                            1        2        3        4         5       6        7        8        9       10        11       12
         Princ bal.  $705,000 $627,091 $623,613 $545,110 $541,035 $536,930 $457,795 $453,083 $448,337 $393,556  $388,376 $383,158
Y1       Add. Red.            ($75,000)         ($75,000)                  ($75,000)                  ($50,000)
------------------   ---------------------------------------------------------------------------------------------------------------
327,098  Princ          2,909    3,477    3,503    4,075    4,105    4,135    4,712    4,746    4,781    5,180     5,218    5,256
44,502   Interest       5,141    4,573    4,547    3,975    3,945    3,915    3,338    3,304    3,269    2,870     2,832    2,794
------------------   ---------------------------------------------------------------------------------------------------------------
96,600   Total          8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050     8,050    8,050

                     1-Jul-99 1-Aug-99 1-Sep-99 1-Oct-99 1-Nov-99 1-Dec-99 1-Jan-00 1-Feb-00 1-Mar-00 1-Apr-00  1-May-00 1-Jun-00
                           13       14       15       16       17       18       19       20       21       22        23       24
         Princ bal.  $327,902 $322,243 $316,542 $310,800 $305,017 $299,191 $293,322 $287,411 $281,457 $275,459  $269,418 $263,332
Y2       Add. Red.   ($50,000)
------------------   ---------------------------------------------------------------------------------------------------------------
120,699  Princ          5,659    5,700    5,742    5,784    5,826    5,868    5,911    5,954    5,998    6,041     6,085    6,130
25,901   Interest       2,391    2,350    2,308    2,266    2,224    2,182    2,139    2,096    2,052    2,009     1,965    1,920
------------------   ---------------------------------------------------------------------------------------------------------------
96,600   Total          8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050     8,050    8,050

                     1-Jul-00 1-Aug-00 1-Sep-00 1-Oct-00 1-Nov-00 1-Dec-00 1-Jan-01 1-Feb-01 1-Mar-01 1-Apr-01  1-May-01 1-Jun-01
                           25       26       27       28       29       30       31       32       33       34        35       36
------------------   ---------------------------------------------------------------------------------------------------------------
         Princ bal.  $257,202 $251,028 $244,808 $238,543 $232,233 $225,876 $219,473 $213,023 $206,527 $199,983  $193,391 $186,751
Y3       Add. Red.
------------------   ---------------------------------------------------------------------------------------------------------------
77,140   Princ          6,175    6,220    6,265    6,311    6,357    6,403    6,450    6,497    6,544    6,592     6,640    6,688
19,460   Interest       1,875    1,830    1,785    1,739    1,693    1,647    1,600    1,553    1,506    1,458     1,410    1,362
------------------   ---------------------------------------------------------------------------------------------------------------
96,600   Total          8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050    8,050     8,050    8,050